Exhibit 99.1

Clean Earth Acquisitions Corp. No Longer Pursuing a Non-Redemption Incentive

Austin, Texas – September 1, 2023 – Clean Earth Acquisitions Corp. (“Clean Earth”) (NASDAQ: CLIN), a publicly traded special purpose acquisition company that has agreed to merge with Alternus Energy Group plc (“Alternus”) (OSE: ALT), today announced that it will no longer pursue a previously contemplated non-redemption incentive, in which Clean Earth planned to offer certain incentive shares to Clean Earth shareholders who do not exercise their redemption rights in advance of its proposed business combination with Alternus.

Additional information about the contemplated transaction will be provided in the definitive proxy statement to be filed by Clean Earth with the Securities and Exchange Commission (the “SEC”) and will be available at www.sec.gov and on the Clean Earth website.

About Clean Earth Acquisitions Corp.

Clean Earth Acquisitions Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. For more information visit www.cleanearthacquisitions.com.

About Alternus Energy Group Plc

Alternus Energy Group Plc is an international, vertically integrated independent power producer (IPP). Headquartered in Ireland and listed on the Euronext Growth Oslo. Alternus develops, installs, owns, and operates midsized utility scale solar parks. Alternus also has offices in Rotterdam and the United States. For more information visit www.alternusenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the Securities Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to the Alternus and Clean Earth. Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Alternus’ growth, prospects and the market for solar parks and other renewable power sources. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management teams of Alternus and Clean Earth and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alternus and Clean Earth.

These forward-looking statements are subject to a number of risks and uncertainties, including: the impact of reduction, modification or elimination of government subsidies and economic incentives (including, but not limited to, with respect to solar parks); the impact of decreases in spot market prices for electricity; dependence on acquisitions for growth in Alternus’ business; inherent risks relating to acquisitions and Alternus’ ability to manage its growth and changing business; risks relating to developing and managing renewable solar projects; risks relating to photovoltaic plant quality and performance; risks relating to planning permissions for solar parks and government regulation; Alternus’ need for significant financial resources (including, but not limited to, for growth in its business); the need for financing in order to maintain future profitability; the lack of any assurance or guarantee that Alternus can raise capital or meet its funding needs; Alternus’ limited operating history; risks relating to operating internationally, include currency risks and legal, compliance and execution risks of operating internationally; the potential inability of the parties to successfully or timely consummate the proposed business combination; the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; the approval of the stockholders of Clean Earth is not obtained; the risk of failure to realize the anticipated benefits of the proposed business combination; the amount of redemption requests made by Clean Earth’s stockholders exceeds expectations or current market norms; the ability of Alternus or the combined company to obtain equity or other financing in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the transaction; costs related to the proposed business combination the effects of inflation and changes in interest rates; an economic slowdown, recession or contraction of the global economy; a financial or liquidity crisis; geopolitical factors, including, but not limited to, the Russian invasion of Ukraine; global supply chain concerns; the status of debt and equity markets (including, market volatility and uncertainty); and other risks and uncertainties, including those risks to be included under the heading “Risk Factors” in the definitive proxy statement to be filed by Clean Earth with the SEC and also those included under the heading “Risk Factors” in Clean Earth’s final prospectus filed with the SEC on February 25, 2022 relating to its initial public offering, Clean Earth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023, and other documents filed, or to be filed, with the SEC by Clean Earth.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Alternus, Clean Earth their respective directors, officers, affiliates, advisers or employees (or any other person) that the Alternus and Clean Earth will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent the views of the Alternus and Clean Earth as of the date of this press release. Risks in addition to those set forth herein may also materialize or Clean Earth’s and Alternus’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Clean Earth nor Alternus presently know, or that neither Clean Earth nor Alternus currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Clean Earth’s and Alternus’ expectations, plans or forecasts of future events and views as of the date of this press release. Clean Earth and Alternus anticipate that subsequent events and developments will cause Clean Earth’s and Alternus’ assessments to change. However, while Clean Earth and Alternus may elect to update these forward-looking statements at some point in the future, Clean Earth and Alternus specifically disclaim any obligation to do so. Neither Clean Earth nor Alternus anticipate that subsequent events and developments will cause Clean Earth’s and Alternus’ assessments to change. However, while Clean Earth and Alternus may elect to update these forward-looking statements at some point in the future, Clean Earth and Alternus specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Clean Earth’s or Alternus’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Proposed Business Combination and Where to Find It

Clean Earth has filed with the SEC a preliminary proxy statement in connection with the proposed business combination involving Clean Earth and Alternus pursuant to the Business Combination Agreement by and among the parties (the “Business Combination Agreement”). STOCKHOLDERS OF CLEAN EARTH AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEAN EARTH, ALTERNUS AND THE PROPOSED BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS OF CLEAN EARTH AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED BUSINESS COMBINATION. ONCE AVAILABLE, STOCKHOLDERS OF CLEAN EARTH WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC WITHOUT CHARGE, BY DIRECTING A REQUEST TO: CLEAN EARTH ACQUISITIONS CORP., ATTENTION: MARTHA ROSS, CFO & COO, TELEPHONE: (800) 508-1531. THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, AND ANY OTHER RELEVANT DOCUMENTS, ONCE AVAILABLE, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S WEBSITE (WWW.SEC.GOV).

Participants in the Solicitation

Clean Earth, Alternus and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Clean Earth’s shareholders in connection with the proposed business combination. Information regarding the directors and executive officers of Clean Earth and their ownership of Clean Earth common stock is set forth in Clean Earth’s final prospectus filed with the SEC on February 25, 2022, in connection with Clean Earth’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Clean Earth’s shareholders in connection with the proposed business combination will be s included in the proxy statement that Clean Earth intends to file with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that Clean Earth intends to file with the SEC. You may obtain free copies of these documents at the SEC’s website at www.sec.gov or by directing a request to: Clean Earth Acquisitions Corp., Attention: Martha Ross, CFO & COO, telephone: (800) 508-1531.

No Assurances

There can be no assurance that the proposed business combination will be completed, nor can there be any assurance, if the proposed business combination is completed, that the potential benefits of combining the companies will be realized. The description of the proposed business combination contained herein is qualified in its entirety by reference to the full text of the Business Combination Agreement, copies of which have been filed by Clean Earth with the SEC as an exhibit to a Current Report on Form 8-K on October 12, 2022 and April 18, 2023.

No Offer or Solicitation

This press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

For More Information:

Clean Earth Acquisitions Corp.

Matthew Devereaux

inbound@cleanearthacquisitions.com

+1 (800) 508-1531

The Blueshirt Group

Gary Dvorchak, CFA

gary@blueshirtgroup.com

+1 (323) 240-5796